Investor Relations
Julie Kerekes
Senior Managing Director, Investor Relations
(952) 887-8846, julie.kerekes@toro.com

Media Relations
Branden Happel
Senior Manager, Public Relations
(952) 887-8930, branden.happel@toro.com

For Immediate Release

The Toro Company Reports Strong First-Quarter Fiscal 2021 Results
Professional Landscape Contractor Sales and Residential Snow Products Drive Performance

•Net sales of $873.0 million, up 13.7% year over year; Professional segment net sales up 9.3%, Residential segment net sales up 31.3%
•Reported diluted EPS of $1.02; *Adjusted diluted EPS of $0.85, up 32.8% year over year
•Resumed share repurchases given strong cash position

BLOOMINGTON, Minn.—(BUSINESS WIRE) — March 4, 2021—The Toro Company (NYSE: TTC) today reported results for its fiscal first quarter ended January 29, 2021.
“We began fiscal 2021 with strong momentum across our professional and residential businesses,” said Richard M. Olson, chairman and chief executive officer. “This drove double-digit top-line growth in the current dynamic environment, primarily due to higher shipments of professional landscape contractor zero-turn riding mowers and robust retail demand for residential snow equipment and Flex-Force battery-powered products. Incremental sales from the Venture Products acquisition also contributed to first-quarter growth. We expanded profitability in the quarter by executing on our productivity initiatives and through disciplined cost management. We continued to provide innovative products that align with the needs of our customers, and invested in key technology areas including alternative power, smart connected and autonomous, to drive long-term sustainable growth. We are grateful to our team and channel partners for their perseverance in serving our customers while remaining focused on keeping each other safe.”

FIRST-QUARTER FISCAL 2021 FINANCIAL HIGHLIGHTS
•Net sales of $873.0 million, up 13.7% from $767.5 million in the first quarter of fiscal 2020.
•Net earnings of $111.3 million, up 58.8% from $70.1 million in the first quarter of fiscal 2020; *adjusted net earnings of $93.2 million, up 33.8% from $69.7 million in the first quarter of fiscal 2020.
•Reported EPS of $1.02 per diluted share, up 56.9% from $0.65 per diluted share in the first quarter of fiscal 2020; *adjusted EPS of $0.85 per diluted share, up 32.8% from $0.64 per diluted share in the first quarter of fiscal 2020.
•Deployed $90.0 million to pay down debt and returned $59.8 million to shareholders through regular dividends and the resumption of share repurchases; liquidity of approximately $1.0 billion as of January 29, 2021.

2 - The Toro Company Reports Strong First-Quarter Fiscal 2021 Results

OUTLOOK
“Looking ahead to the remainder of the fiscal year, we are encouraged by continuing positive demand trends. As we enter the key selling season for many of our professional businesses, we are well positioned with our suite of new products to capitalize on the recovery occurring across core markets. We also expect to see ongoing retail demand for our innovative residential segment all-season product lineup. Our guidance is based on current visibility and certain potential effects of COVID-19. We are actively managing a dynamic supply chain and cost inflation environment. We intend to deliver profitable growth by focusing on our enterprise strategic priorities and the needs of our customers,” concluded Olson.
The Company is reaffirming its full-year fiscal 2021 guidance of total net sales growth in the range of 6.0% to 8.0% and *adjusted EPS in the range of $3.35 to $3.45 per diluted share. The *adjusted diluted EPS guidance range excludes the benefit of the excess tax deduction for share-based compensation and the favorable one-time legal settlement in the first quarter of fiscal 2021.

FIRST-QUARTER SEGMENT RESULTS
Professional Segment
•Professional segment net sales for the first quarter were $650.2 million, up 9.3% compared with $594.7 million in the same period last year. The increase was primarily due to higher shipments of landscape contractor zero-turn riding mowers and incremental sales from the Venture Products acquisition, partially offset by decreased sales of underground construction equipment to oil and gas markets and timing of international shipments of golf and grounds equipment.

•Professional segment earnings for the first quarter were $116.8 million, up 14.0% compared with $102.5 million in the same period last year, and when expressed as a percentage of net sales, up 80 basis points to 18.0% from 17.2%. The increase was primarily due to sales volume leverage and productivity and synergy initiatives, partially offset by manufacturing cost pressures and product mix.

Residential Segment
•Residential segment net sales for the first quarter were $217.7 million, up 31.3% compared with $165.8 million in the same period last year. The increase was primarily due to strong retail demand for snow equipment and Flex-Force battery-powered products, as well as increased shipments of walk power mowers.
•Residential segment earnings for the first quarter were $32.1 million, up 48.9% compared with $21.6 million in the same period last year, and when expressed as a percentage of net sales, up 170 basis points to 14.7% from 13.0% a year ago. The increase was primarily due to sales volume leverage and productivity and synergy initiatives, partially offset by manufacturing cost pressures and product mix.

3 - The Toro Company Reports Strong First-Quarter Fiscal 2021 Results

OPERATING RESULTS
Gross margin for the first quarter was 36.1%, down 140 basis points compared with 37.5% for the same prior-year period. *Adjusted gross margin for the first quarter was 36.1%, down 150 basis points compared with 37.6% for the same prior-year period. The decreases in gross margin and adjusted gross margin were primarily due to manufacturing cost pressures and product mix, partially offset by productivity and synergy initiatives.
SG&A as a percentage of net sales for the first quarter decreased 570 basis points to 19.9% from 25.6% in the prior-year period. The decrease was primarily due to sales volume leverage, a favorable one-time legal settlement and lower indirect marketing expenses as a result of reduced meeting, travel and entertainment costs.
Operating earnings as a percentage of net sales increased 430 basis points to 16.2% for the first quarter of fiscal 2021. *Adjusted operating earnings as a percentage of net sales increased 210 basis points to 14.2% for the first quarter of fiscal 2021.
Interest expense was down $0.6 million for the first quarter of fiscal 2021, driven by lower interest rates.
The reported effective tax rate for the first quarter was 18.1% compared with 18.6% for the same period in fiscal 2020, primarily driven by higher tax benefits from the excess tax deduction for share-based compensation. The *adjusted effective tax rate for the first quarter was 21.5% compared with 21.0% for the first quarter of fiscal 2020, primarily driven by the geographic mix of earnings.
*Non-GAAP financial measure. Please see the tables provided for a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures.

LIVE CONFERENCE CALL
March 4, 2021 at 10:00 a.m. CST
www.thetorocompany.com/invest
The Toro Company will conduct its earnings call and webcast for investors beginning at 10:00 a.m. CST on March 4, 2021. The webcast will be available at www.thetorocompany.com/invest. Webcast participants will need to complete a brief registration form and should allocate extra time before the webcast begins to register and, if necessary, install audio software.

About The Toro Company
The Toro Company (NYSE: TTC) is a leading worldwide provider of innovative solutions for the outdoor environment including turf and landscape maintenance, snow and ice management, underground utility construction, rental and specialty construction, and irrigation and outdoor lighting solutions. With sales of $3.4 billion in fiscal 2020, The Toro Company’s global presence extends to more than 125 countries through a family of brands that includes Toro, Ditch Witch, Exmark, BOSS Snowplow, Ventrac, American Augers, Subsite Electronics, HammerHead, Trencor, Unique Lighting Systems, Irritrol, Hayter, Pope, Perrot, Lawn-Boy and Radius HDD. Through constant innovation and caring relationships built on trust and integrity, The Toro Company and its family of brands have built a legacy of excellence by helping customers work on golf courses, sports fields, construction sites, public green spaces, commercial and residential properties and agricultural operations. For more information, visit www.thetorocompany.com.

4 - The Toro Company Reports Strong First-Quarter Fiscal 2021 Results

Use of Non-GAAP Financial Information
This press release and our related earnings call references certain financial measures that are not calculated or presented in accordance with U.S. GAAP ("non-GAAP financial measures"), as information supplemental and in addition to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. The non-GAAP financial measures included within this press release and our related earnings call consist of gross profit, gross margin, operating earnings, earnings before income taxes, net earnings, net earnings per diluted share, and the effective tax rate, each as adjusted, and free cash flow and free cash flow conversion.
The Toro Company uses these non-GAAP financial measures in making operating decisions because it believes they provide meaningful supplemental information regarding core operational performance and provide the Company with a better understanding of how to allocate resources to both ongoing and prospective business initiatives. Additionally, these non-GAAP financial measures facilitate its internal comparisons for both historical operating results and competitors' operating results by factoring out potential differences caused by charges and benefits not related to its regular ongoing business, including, without limitation, certain non-cash, large, and/or unpredictable charges and benefits; acquisitions or dispositions; legal judgments, settlements, or other matters; and tax positions. Further, the Company believes that these non-GAAP financial measures, when considered in conjunction with the financial measures prepared in accordance with U.S. GAAP, provide investors with useful supplemental financial information to better understand its core operational performance.
Reconciliations of historical non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures are included in the financial tables contained in this press release. These non-GAAP financial measures, however, should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the U.S. GAAP financial measures included within this press release and the Company's related earnings call. These non-GAAP financial measures may differ from similar measures used by other companies.
The Toro Company cannot provide quantitative reconciliations of forward-looking non-GAAP financial measures provided herein or in its related earnings call without unreasonable effort because the combined effect and timing of recognition of potential charges or gains is inherently uncertain and difficult to predict. In addition, since any adjustments could have a substantial effect on U.S. GAAP measures of financial performance, such quantitative reconciliations would imply a degree of precision and certainty that could be confusing to investors. From a qualitative perspective, it is anticipated that the differences between the forward-looking non-GAAP financial measures and the most directly comparable GAAP financial measure will consist of items similar to those described in the financial tables later in this release, including for example, acquisition-related costs, net litigation settlement and tax impact of share-based compensation.

Forward-Looking Statements
This news release contains forward-looking statements, which are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current assumptions and expectations of future events, and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “goal,” “optimistic,” “anticipate,” “continue,” “plan,” “estimate,” “project,” “believe,” “should,” “could,” “will,” “would,” “possible,” “may,” “likely,” “intend,” “can,” “seek,” “potential,” “pro forma,” or the negative thereof or similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual events and results to differ materially from

5 - The Toro Company Reports Strong First-Quarter Fiscal 2021 Results

those projected or implied. Forward-looking statements in this release include the Company's fiscal 2021 financial guidance. Particular risks and uncertainties that may affect the Company’s operating results or financial position include: COVID-19 related factors, risks and challenges, including among others, the severity of COVID-19, its effect on the demand for the Company’s products and services, the ability of dealers, retailers, and other channel partners that sell the Company’s products to remain open, availability of employees and their ability to conduct work away from normal working locations and/or under revised protocols, the ability to receive commodities, components, parts, and accessories on a timely basis through its supply chain and at anticipated costs, and the ability of the Company to continue its production operations; adverse worldwide economic conditions, including weakened consumer confidence; disruption at or in proximity to its facilities or in its manufacturing or other operations, or those in its distribution channel customers, mass retailers or home centers where its products are sold, or suppliers; fluctuations in the cost and availability of commodities, components, parts, and accessories, including steel, engines, hydraulics and resins; the effect of abnormal weather patterns; the effect of natural disasters, social unrest, and global pandemics; the level of growth or contraction in its key markets; customer, government and municipal revenue, budget, spending levels and cash conservation efforts; loss of any substantial customer; inventory adjustments or changes in purchasing patterns by customers; the Company’s ability to develop and achieve market acceptance for new products; increased competition; the risks attendant to international relations, operations and markets, including political, economic and/or social instability and conflict, tax and trade policies, trade regulation and/or antidumping and countervailing duties petitions; foreign currency exchange rate fluctuations; financial viability of and/or relationships with the Company’s distribution channel partners; risks associated with acquisitions, including those related to the recent acquisitions of Charles Machine Works and Venture Products, Inc.; impairment of goodwill or other intangible assets; delays or failures in implementing, and unanticipated charges, as a result of, restructuring activities; management of alliances or joint ventures, including Red Iron Acceptance, LLC; impact of laws, regulations and standards, consumer product safety, accounting, taxation, trade and tariffs, healthcare, and environmental, health and safety matters; unforeseen product quality problems; loss of or changes in executive management or key employees; the occurrence of litigation or claims, including those involving intellectual property or product liability matters; and other risks and uncertainties described in the Company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q or current reports on Form 8-K, and other filings with the Securities and Exchange Commission. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

(Financial tables follow)

6 - The Toro Company Reports Strong First-Quarter Fiscal 2021 Results
THE TORO COMPANY AND SUBSIDIARIES
Consolidated Statements of Earnings (Unaudited)
(Dollars and shares in thousands, except per-share data)

	Three Months Ended
	January 29, 2021	January 31, 2020
Net sales	$872,986	$767,483
Cost of sales	557,950	479,395
Gross profit	315,036	288,088
Gross margin	36.1%	37.5%
Selling, general and administrative expense	173,571	196,959
Operating earnings	141,465	91,129
Interest expense	(7,522)	(8,156)
Other income, net	1,883	3,166
Earnings before income taxes	135,826	86,139
Provision for income taxes	24,545	16,048
Net earnings	$111,281	$70,091

Basic net earnings per share of common stock	$1.03	$0.65

Diluted net earnings per share of common stock	$1.02	$0.65

Weighted-average number of shares of common stock outstanding — Basic	108,122	107,423

Weighted-average number of shares of common stock outstanding — Diluted	109,194	108,655

Segment Data (Unaudited)
(Dollars in thousands)

	Three Months Ended
Segment Net Sales	January 29, 2021	January 31, 2020
Professional	$650,223	$594,721
Residential	217,700	165,848
Other	5,063	6,914
Total net sales*	$872,986	$767,483

*Includes international net sales of:	$191,681	$175,835

	Three Months Ended
Segment Earnings (Loss)	January 29, 2021	January 31, 2020
Professional	$116,816	$102,474
Residential	32,108	21,566
Other	(13,098)	(37,901)
Total segment earnings	$135,826	$86,139

7 - The Toro Company Reports Strong First-Quarter Fiscal 2021 Results
THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	January 29, 2021	January 31, 2020	October 31, 2020
ASSETS
Cash and cash equivalents	$433,394	$108,914	$479,892
Receivables, net	306,865	321,192	261,135
Inventories, net	675,307	738,960	652,433
Prepaid expenses and other current assets	41,177	51,442	34,188
Total current assets	1,456,743	1,220,508	1,427,648

Property, plant, and equipment, net	457,147	431,253	467,919
Goodwill	422,163	362,136	424,075
Other intangible assets, net	410,587	347,643	408,305
Right-of-use assets	75,467	73,137	78,752
Investment in finance affiliate	22,955	25,455	19,745
Deferred income taxes	9,658	6,161	6,466
Other assets	20,418	25,316	20,318
Total assets	$2,875,138	$2,491,609	$2,853,228

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$9,992	$113,903	$99,873
Accounts payable	364,361	348,003	363,953
Accrued liabilities	429,820	348,027	376,524
Short-term lease liabilities	15,368	14,374	15,447
Total current liabilities	819,541	824,307	855,797

Long-term debt, less current portion	691,356	601,016	691,250
Long-term lease liabilities	63,469	62,015	66,641
Deferred income taxes	71,970	50,676	70,435
Other long-term liabilities	49,080	41,545	54,277

Stockholders’ equity:
Preferred stock	—	—	—
Common stock	107,613	106,977	107,583
Retained earnings	1,104,285	837,194	1,041,507
Accumulated other comprehensive loss	(32,176)	(32,121)	(34,262)
Total stockholders’ equity	1,179,722	912,050	1,114,828
Total liabilities and stockholders’ equity	$2,875,138	$2,491,609	$2,853,228

8 - The Toro Company Reports Strong First-Quarter Fiscal 2021 Results
THE TORO COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(Dollars in thousands)

	Three Months Ended
	January 29, 2021	January 31, 2020
Cash flows from operating activities:
Net earnings	$111,281	$70,091
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Non-cash income from finance affiliate	(1,283)	(1,751)
(Contributions to) distributions from finance affiliate, net	(1,927)	442
Depreciation of property, plant and equipment	19,173	18,089
Amortization of other intangible assets	4,894	4,714
Fair value step-up adjustment to acquired inventory	—	470
Stock-based compensation expense	4,516	3,960
Deferred income taxes	1,232	141
Other	1,080	175
Changes in operating assets and liabilities, net of the effect of acquisitions:
Receivables, net	(46,159)	(53,044)
Inventories, net	(25,594)	(88,557)
Prepaid expenses and other assets	(2,794)	237
Accounts payable, accrued liabilities, deferred revenue and other liabilities	30,606	21,734
Net cash provided by (used in) operating activities	95,025	(23,299)

Cash flows from investing activities:
Purchases of property, plant and equipment	(10,504)	(11,821)
Asset acquisition, net of cash acquired	(4,542)	—
Proceeds from asset disposals	74	25
Proceeds from sale of a business	12,886	—
Net cash used in investing activities	(2,086)	(11,796)

Cash flows from financing activities:
Borrowings under debt arrangements	—	82,025
Repayments under debt arrangements	(90,000)	(68,025)
Proceeds from exercise of stock options	7,714	6,710
Payments of withholding taxes for stock awards	(941)	(1,361)
Purchases of TTC common stock	(31,351)	—
Dividends paid on TTC common stock	(28,411)	(26,856)
Net cash used in financing activities	(142,989)	(7,507)

Effect of exchange rates on cash and cash equivalents	3,552	(312)

Net decrease in cash and cash equivalents	(46,498)	(42,914)
Cash and cash equivalents as of the beginning of the fiscal period	479,892	151,828
Cash and cash equivalents as of the end of the fiscal period	$433,394	$108,914

9 - The Toro Company Reports Strong First-Quarter Fiscal 2021 Results
THE TORO COMPANY AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(Dollars in thousands, except per-share data)
The company has provided financial measures that are not calculated or presented in accordance with United States ("U.S") generally accepted accounting principles ("GAAP") ("non-GAAP financial measures"), as information supplemental and in addition to the most directly comparable financial measures presented in the accompanying press release that are calculated and presented in accordance with U.S. GAAP. The company uses these non-GAAP financial measures in making operating decisions because the company believes they provide meaningful supplemental information regarding the company's core operational performance and provide the company with a better understanding of how to allocate resources to both ongoing and prospective business initiatives. Additionally, these non-GAAP financial measures facilitate management's internal comparisons to both the company's historical operating results and to the company's competitors' operating results by factoring out potential differences caused by charges and benefits not related to the company's regular, ongoing business, including, without limitation, certain non-cash, large, and/or unpredictable charges and benefits; acquisitions or dispositions; legal judgments, settlements or other matters; and tax positions. The company believes that such non-GAAP financial measures, when considered in conjunction with the company's financial measures prepared in accordance with U.S. GAAP, provide investors with useful supplemental financial information to better understand the company's core operational performance. These non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the most directly comparable U.S. GAAP financial measures presented in the accompanying press release. The non-GAAP financial measures presented in the accompanying press release may differ from similar measures used by other companies.
The following table provides a reconciliation of financial measures calculated and reported in accordance with U.S. GAAP to the most directly comparable non-GAAP financial measures included within the accompanying press release for the three month periods ended January 29, 2021 and January 31, 2020:

	Three Months Ended
	January 29, 2021	January 31, 2020
Gross profit	$315,036	$288,088
Acquisition-related costs[2]	—	470
Non-GAAP gross profit	$315,036	$288,558

Gross margin	36.1%	37.5%
Acquisition-related costs[2]	—%	0.1%
Non-GAAP gross margin	36.1%	37.6%

Operating earnings	$141,465	$91,129
Litigation settlement, net[1]	(17,075)	—
Acquisition-related costs[2]	—	2,018
Non-GAAP operating earnings	$124,390	$93,147

Earnings before income taxes	$135,826	$86,139
Litigation settlement, net[1]	(17,075)	—
Acquisition-related costs[2]	—	2,018
Non-GAAP earnings before income taxes	$118,751	$88,157

Net earnings	$111,281	$70,091
Litigation settlement, net[1]	(13,455)	—
Acquisition-related costs[2]	—	1,633
Tax impact of share-based compensation[3]	(4,578)	(2,035)
Non-GAAP net earnings	$93,248	$69,689

10 - The Toro Company Reports Strong First-Quarter Fiscal 2021 Results

	Three Months Ended
	January 29, 2021	January 31, 2020
Diluted EPS	$1.02	$0.65
Litigation settlement, net[1]	(0.13)	—
Acquisition-related costs[2]	—	0.01
Tax impact of share-based compensation[3]	(0.04)	(0.02)
Non-GAAP diluted EPS	$0.85	$0.64

Effective tax rate	18.1%	18.6%
Tax impact of share-based compensation[3]	3.4%	2.4%
Non-GAAP effective tax rate	21.5%	21.0%
1    On November 19, 2020, Exmark Manufacturing Company Incorporated ("Exmark"), a wholly-owned subsidiary of TTC, and Briggs & Stratton Corporation ("BGG") entered into a settlement agreement ("Settlement Agreement") relating to the decade-long patent infringement litigation that Exmark originally filed in May 2010 against Briggs & Stratton Power Products Group, LLC ("BSPPG"), a former wholly-owned subsidiary of BGG (Case No. 8:10CV187, U.S. District Court for the District of Nebraska) (the "Infringement Action"). The Settlement Agreement provided, among other things, that upon approval by the bankruptcy court, and such approval becoming final and nonappealable, BGG agreed to pay Exmark $33.65 million ("Settlement Amount"). During January 2021, the Settlement Amount was received by Exmark in connection with the settlement of the Infringement Action and at such time, the underlying events and contingencies associated with the gain contingency related to the Infringement Action were satisfied. As such, the company recognized in selling, general and administrative expense within the Condensed Consolidated Statements of Earnings during the first quarter of fiscal 2021 (i) the gain associated with the Infringement Action and (ii) a corresponding expense related to the contingent fee arrangement with the company's external legal counsel customary in patent infringement cases equal to approximately 50 percent of the Settlement Amount. Accordingly, litigation settlement, net represents the net amount recorded in selling, general and administrative expense within the Condensed Consolidated Statements of Earnings for the settlement of the Infringement Action during the three month period ended January 29, 2021.
2    On March 2, 2020, the company completed the acquisition of Venture Products, Inc. ("Venture Products") and on April 1, 2019, the company completed the acquisition of The Charles Machine Works, Inc. ("CMW"). Acquisition-related costs for the three month period ended January 31, 2020 represent costs incurred related to our acquisition of Venture Products, as well as integration costs and charges incurred for the take-down of the inventory fair value step-up amount resulting from purchase accounting adjustments related to our acquisition of CMW. No acquisition-related costs were incurred during the three month period ended January 29, 2021.
3    The accounting standards codification guidance governing employee stock-based compensation requires that any excess tax deduction for share-based compensation be immediately recorded within income tax expense. Employee stock-based compensation activity, including the exercise of stock options under The Toro Company Amended and Restated 2010 Equity and Incentive Plan, can be unpredictable and can significantly impact the company's net earnings, diluted EPS, and effective tax rate. These amounts represent the discrete tax benefits recorded as excess tax deductions for share-based compensation during the three month periods ended January 29, 2021 and January 31, 2020.

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